EXHIBIT 23.1
                  DURLAND & COMPANY
                Certified Public Accountants
                340 Royal Palm Way, 3rd Floor
                 Palm Beach, FL 33480
                     (561) 822-9995
<P>
             INDEPENDENT AUDITORS CONSENT
<P>
We consent to the incorporation by reference in the
Registration Statement of EuroSoft Corp., on Form S-8
to be filed on or about June 2, 2000 with the Securities
and Exchange Commission our report dated April 11, 2000
on the financial statements of EuroSoft Corp., which
expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing
in the Form 8-K12G3 for the years ended December 31, 1999 and 1998.
<P>
Durland & Company, CPAs, P.A.
<P>
By: /s/ Durland & Company, CPAs, P.A.
    ----------------------------------
        Durland & Company, CPAs, P.A.
<P>
Palm Beach, Florida
June 2, 2000
<P>